UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Windtree Therapeutics, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (the “8-K/A”) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on October 1, 2024 (the “Original 8-K”). The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented by the disclosure contained in Item 5.02 of this 8-K/A.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2024, the Company reported in the Original 8-K that its Board of Directors (the “Board”) had appointed Jamie McAndrew as the Company’s Senior Vice President, Chief Financial Officer and principal financial officer. At the time of the Original 8-K, the Company disclosed that the Board approved an increase to Ms. McAndrew’s annual base salary to $370,000 but had not yet finalized the employment agreement with Ms. McAndrew and stated that it would provide a description of such employment agreement once established. On November 8, 2024, in connection with Ms. McAndrew’s appointment, the Board approved an employment agreement (the “Agreement”) with Ms. McAndrew setting forth the compensation arrangement for this position. The following are the key terms of the Agreement (the defined terms in the description below have the meaning ascribed in the Agreement):

Compensation. Ms. McAndrew’s initial annual base salary is $370,000. She also will be eligible for year-end bonuses, paid in either cash or equity, or both, with a target of 40% of base salary (the “Target Bonus”), as may be awarded, if at all, at the sole discretion of the Compensation Committee of the Board after consultation with the Company’s Chief Executive Officer. The Agreement is effective until terminated and includes a 12-month post-employment non-competition agreement, and a separate agreement providing for non-interference and non-solicitation, as well as obligations of confidentiality and the assignment to the Company of all intellectual property.

Termination of Employment. Under the Agreement, Ms. McAndrew will be entitled to specified benefits upon termination of her employment by the Company without Cause, by Ms. McAndrew for Good Reason, or in the event of a Change of Control (in each case as defined in the Agreement), on the condition that she enters into a separation agreement containing a plenary release of claims in a form acceptable to the Company, and the release shall have become final. In addition to any benefits that may become due under any of the Company’s vested plans or other policy, upon termination by the Company without Cause or by Ms. McAndrew for Good Reason, Ms. McAndrew will be entitled to: (i) any earned but unpaid annual bonus for the year preceding the date of termination and a pro rata bonus equal to the annual bonus she would have earned absent her separation multiplied by the fraction obtained by dividing the number of days in the year through the date of termination by 365; and (ii) a severance amount equal to Ms. McAndrew’s base salary then in effect (determined without regard to any reduction constituting Good Reason), payable in equal installments from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”). In addition, during the Severance Period, if Ms. McAndrew elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will continue to pay the Company’s costs of such benefits as in effect on the date of termination and as such benefits are provided to active employees, provided that the Company’s obligation to provide benefits will cease if Ms. McAndrew becomes eligible for benefits under a subsequent employer’s plan or a spouse’s employer plan.

Upon termination in connection with a Change of Control (as defined in the Agreement), in addition to the benefits that arise upon a Change of Control and any benefits that are due to Ms. McAndrew under any vested plans or other policies, she will be entitled to: (i) any earned but unpaid annual bonus for the year preceding the date of termination, payable within 10 days after the date of termination; (ii) a severance amount equal to 1.5 times the sum of Ms. McAndrew’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and her Target Bonus, payable in a lump sum within 10 days after the date of termination except in certain circumstances; and (iii) all of her outstanding equity awards will accelerate and become fully vested and all stock options will continue to be exercisable for the remainder of their stated terms. In addition, Ms. McAndrew will be entitled to continuation of benefits, as described above under termination without Cause or upon the executive for Good Reason, for a period of 18 months after termination of employment, provided that the Company’s obligation to provide benefits shall cease if Ms. McAndrew becomes eligible for benefits under a subsequent employer’s plan or a spouse’s employer plan. If the foregoing payments are subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax, they will be automatically reduced to the extent and in the manner provided in the Agreement.

Change of Control. Upon a Change of Control (as defined in the Agreement) and assuming that Ms. McAndrew remains employed as Chief Financial Officer, the term of the Agreement (if shorter) will be automatically extended until the second anniversary of the date of the Change of Control. Notwithstanding any provision to the contrary in any of the Company’s long-term incentive plans or in any stock option or restricted stock agreement between the Company and Ms. McAndrew, all vested and unvested options and shares of stock held by Ms. McAndrew will accelerate and become fully vested and, with respect to restricted stock, all restrictions will be lifted upon the date of the Change of Control.

Ms. McAndrew also entered into the Company’s standard Indemnification Agreement, which is entered into by the Company’s officers and directors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 15, 2024	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer